UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 15, 2004

TANOX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30231	76-0196733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10301 Stella Link, Houston, Texas	77025-5497
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

713-578-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Tanox, Inc. is in contract negotiations with Biogen Idec, Inc. to acquire manufacturing assets and assume the lease on a manufacturing facility in San Diego, California.

If finalized, the transaction would allow Tanox to expand its manufacturing capacity to support the development of products for its clinical trials programs. The pending acquisition is consistent with the company’s strategy of expanding manufacturing capabilities to enhance its core operations.

Negotiations are expected to be concluded in the fourth quarter of this year.

Some of the information in this Form 8-K contains forward-looking statements. Investors should be aware that actual events could differ materially from those suggested in the forward-looking statements due to a number of factors, including our ability to complete successfully contract negotiations for this transaction and our ability to re-commission and successfully operate the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2004	TANOX, INC.

	By:	Gregory Guidroz
Gregory Guidroz
Vice President, Finance

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